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                                                               EXHIBIT 99.16(d)


                        PRUDENTIAL GOVERNMENT PLUS FUND, INC.

                                      CLASS "Z"

                                       EXHIBIT
                                AGGREGATE TOTAL RETURN
                                     CALCULATION


                                       ERV - P
                               T =   -----------
                                          P

    P = hypothetical initial payment of $1,000

   ERV = ending redeemable value

     T = Aggregate total return

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                   1 Year
                    ended
                 February 28
                    1997
                 -----------

    P =            $1,000

   ERV =           $1,032

    T =             3.2%